Exhibit 5.1

May 28, 2021

The Lion Electric Company

921 chemin de la Rivière-du-Nord

Saint-Jérôme (Québec)

J7Y 5G2

Re:	Registration Statement on Form F-1

Dear Sirs/Mesdames:

We have acted as Canadian counsel to The Lion Electric Company (the “Corporation”), a corporation governed by the Business Corporations Act (Québec), in connection with the registration statement on Form F-1 (such registration statement being referred to herein as the “Registration Statement”), to which this opinion is an exhibit, filed by the Corporation with the U.S. Securities and Exchange Commission (the “Commission”) under the U.S. Securities Act of 1933, as amended (the “Securities Act”), relating to the registration of: (a) 97,517,987 common shares in the capital of the Corporation held by certain selling securityholders identified in the Registration Statement that were securityholders of the Corporation prior to closing of the business combination (the “Business Combination”) between the Corporation, Lion Electric Merger Sub Inc. and Northern Genesis Acquisition Corp., (b) 19,408,700 common shares in the capital of the Corporation issued to certain securityholders identified in the Registration Statement in connection with the closing of a private placement offering which closed concurrently with the Business Combination on May 6, 2021 (the common shares referred to in (a) and (b) being hereinafter collectively referred to as the “Selling Securityholders Shares”), and (c) 35,350,003 common shares in the capital of the Corporation issuable upon the exercise of that certain warrant to purchase common shares of the Corporation (the “Warrant”) issued on July 1, 2020 by the Corporation to Amazon.com NV Investment Holdings LLC (the “Warrant Shares”).

We have examined the Registration Statement and such other documents as we have deemed relevant and necessary and have considered such questions of law as we have considered relevant and necessary in order to give the opinion hereinafter set forth. As to various questions of fact material to such opinions which were not independently established, we have relied exclusively and without independent verification upon a certificate of an officer of the Corporation.

In reviewing the foregoing documents and in giving this opinion, we have assumed the legal capacity of all individuals, the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to authentic or original documents of all documents submitted to us as certified, conformed, electronic, photostatic or facsimile copies. In giving this opinion, we have also assumed that the Registration Statement, and any amendments thereto (including post-effective amendments), will be effective and comply with all applicable laws.

Where our opinion expressed herein refers to the Selling Securityholders Shares or the Warrant Shares having been issued as being “fully-paid and non-assessable”, such opinion assumes that all required consideration (in whatever form) has been paid, or in the case of the Warrant Shares, will be paid. No opinion is expressed as to the adequacy of any consideration received.

We are qualified to practice law in the province of Québec and this opinion is rendered solely with respect to the laws of the province of Québec and the federal laws of Canada applicable therein. Our opinion is expressed as of the date hereof and we have no responsibility or obligation to update this opinion. Without limitation, no opinion is expressed herein with respect to the qualification of the Selling Securityholders Shares or the Warrant Shares under the securities or blue sky laws of any state or any foreign jurisdiction.

On the basis of the foregoing and subject to the qualifications set forth in this opinion, we are of the opinion that:

(1)	the Selling Securityholders Shares have been validly issued as fully paid and non-assessable common shares of the Corporation; and

(2)	the Warrant Shares, when issued upon exercise of the Warrant in accordance with its terms, will be validly issued as fully paid and non-assessable common shares of the Corporation.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and consent to being named in the Registration Statement under the heading “Legal Matters” and in connection with our opinion set out under the heading “Certain Canadian Federal Income Tax Considerations”. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 or Section 11 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Yours truly,

(signed) Stikeman Elliott LLP